 EXHIBIT 10.1

MEMBER FINRA/SIPC

895 Dove Street Suite 300 Newport Beach, CA 92660

949-851-4700

www.iconcapg.com

ENGAGEMENT AGREEMENT

This Engagement Agreement, dated as of August 5, 2024 (the “Effective Date”), including any schedules and exhibits attached hereto (collectively, this “Agreement”), sets forth the terms of the agreement between RedHawk Acquisition I Corp., a Nevada corporation (collectively with its subsidiaries and affiliates, the “Company”), located at 14201 N. Hayden Road, Suite A-1, Scottsdale, AZ 85260, and Icon Capital Group, LLC, a Texas limited liability company (“ICG”), located at 895 Dove Street Suite 300, Newport beach, CA 92660, regarding the engagement of ICG in connection with one or more Transactions (as defined below).

This Agreement sets forth the services to be rendered by ICG and the related compensation payable to ICG. The Company expressly acknowledges and agrees that the execution of this Agreement does not constitute a commitment by ICG to purchase the Securities (as defined below) and does not ensure the successful placement of the Securities or any portion thereof.

1. Services to be provided by ICG. ICG will: (i) familiarize itself to the extent it deems appropriate with the business, operations, financial condition and prospects of the Company and its industry; and (ii) review to its satisfaction any offering documents (the “Materials”) to be provided to third parties in connection with a potential Transaction, subject to the due diligence provisions in Section 1.3. If ICG is satisfied with the results of its due diligence of the Company, ICG will then, pursuant to and subject to the terms of this Agreement, provide to the Company, on an exclusive basis, the services described below (the “Services”).

1.1. Financing.

i.	Assist the Company in formulating a strategy and timetable for one or more Financings;

ii.

Assist the Company in preparing its go to market documentation and packaging of its historical Company performance, business, model, product or service positioning in the marketplace, investment thesis, and financial projections;

iii.

Develop a list of prospective investors for review with, and approval by, Company (“Investors”). The term “Investors” shall also include (x) any and all parties introduced to the Company by ICG and any Representatives of such introduced parties, (y) any prospective investor on a prospect list presented by ICG to the Company who have or had discussion with ICG and/or the Company during the Term regarding a possible Transaction and any Representatives of such parties, and (z) any and all other third parties introduced by such introduced or prospective parties and/or any Representatives of such introduced or prospective parties during the Term of this Agreement. ICG will use its best efforts to not contact or provide materials to any Investor who ICG does not believe qualifies as an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), unless the terms of the Financing permit the placement of Securities to non-accredited investors;

iv.	Provide a basic electronic data room facility which the Company will populate with data files to support due diligence activities by selected Investors;

v.	Contact prospective Investors and complete Non-Disclosure-Agreements;

vi.	Solicit prospective Investors to provide non-binding Indication of Interest proposals to Company;

vii.	Provide information materials to Investors and host introductory conference calls for them as appropriate with management of Company;

viii.	Coordinate due diligence activities for selected Investors;

ix.	Solicit Investors to provide post-diligence Letter of Intent letters to Company;

x.	Assist the Company in evaluating and negotiating with respect to the pricing, structure, and terms and conditions of the Financing;

xi.	Provide general advisory services to the Company to assist it with the consummation of one or more Transactions.

xii.	Assist the company in preparation and submission of various documents to FINRA, SEC, and other regulatory bodies;

1.2. Financial Advisor. In providing the Services, it is understood that ICG shall act only as a financial advisor to the Company and is not, nor will it represent itself as an agent of the Company, and ICG shall have no authority to bind the Company in any way. Furthermore, ICG is undertaking its role to provide the Services knowing that the Company, as of the Effective Date of this Agreement, is a “blank check” company and, therefore, has limited financial resources and no operations until such time that the Company is able to consummate an acquisition or merger with an operating company pursuant to Rule 419 (the “Business Combination”).

1.3. Best Efforts. It is understood that ICG’s involvement in a Transaction is strictly on a reasonable best-efforts basis and that the consummation of the Transaction will be subject to, among other things, market conditions and solely at the Company’s discretion. It is understood that ICG’s assistance in the Transaction will be subject to the satisfactory completion of such investigation and inquiry into the business, financial, regulatory and such other affairs of the Company as ICG deems appropriate under the circumstances (such investigation hereinafter to be referred to as “Due Diligence”) and to the receipt of all internal approvals of ICG in connection with the transaction. At or about the time of execution of this Agreement, ICG will perform due diligence on the Company, its principals, key officers and others as required to assure that it meets its obligations under applicable FINRA rules. ICG may terminate this Agreement with twenty-four hours' prior written notice (email shall suffice) given to Company if the outcome of the Due Diligence is not satisfactory to ICG for any reason or if approval of its internal committees is not obtained or should there be regulatory or other irregularities at the Company.

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1.4. Selling Efforts. ICG may, in its sole discretion, limit its selling and solicitation efforts, notwithstanding the public nature of any offering covered by this agreement, to a class of investors that meet the definition of "Accredited Investor" (pursuant to Rule 506 under the Securities Act of 1933) or "Qualified Purchaser" (as defined under the Investment Company Act of 1940, as amended). ICG may restrict the investment of any investor, especially a “retail" investor, as defined under Regulation BI, that it does not deem to be suitable or for whom the contemplated investment is not deemed to be in the best interests of the investor.

2. Fees and Expenses. ICG's compensation pursuant to this Agreement in the case of any completed Financing, shall include the following below:

2.1 Success Fee. In the case of any completed equity or equity-linked (including, without limitation, convertible equity and/or debt securities) Financing, the Company shall pay to ICG a fee upon each closing of such Financing equal to eight percent (8.0%) of the aggregate gross proceeds of such Financing received by or on behalf of, or credited to, the Company from the Investors (the “Cash Fee” and, collectively, the Cash Fee and Debt Cash Fee (as defined below) is the “Fee”). For purposes of this Agreement, the term “Financing” or “Transaction” shall be comprised of two parts (A) preparing the Company to go to market; and (B) soliciting prospective investors and assisting the Company in negotiations with prospective investors in connection with one or more potential offers and placements of the Company’s equity, equity like and/or debt securities (the “Securities”).

In the case of any completed non-convertible debt (including, without limitation, commercial and/or institutional) Financing, the Company shall pay to ICG a fee upon each closing of such Financing equal to four percent (4.0%) of the aggregate gross proceeds of the financing received by or on behalf of, or credited to, the Company from the Investors (including, without limitation, based upon the size of any unused credit facility and/or maximum borrowing amount) (the “Debt Cash Fee”). A debt Financing shall include, but is not limited to, all notes, loans, factoring and invoice purchase arrangements, merchant cash advances, debt securities, purchase order financing, purchase of future receivables or any other structured debt-like investments. For the avoidance of doubt, in the event any Financing is comprised of equity/equity-linked and non-convertible debt Securities, each applicable Fee component of this Section 2.1 shall apply to such Financing.

The Fee shall be reduced as necessary to comply with the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). For the avoidance of doubt, it is clarified that the foregoing shall be the sole compensation to be paid to ICG for the Services.

2.2 Success Fee Exclusions. Should the Company be in advanced discussions and due diligence with the Investors listed on Schedule II attached hereto, which shall be required to be completed upon the signing of this Agreement, no Fee shall be due to ICG regarding proceeds received by the Company from those parties named in Schedule II, unless otherwise agreed to by the parties. Should additional names be added to Schedule II by mutual written agreement of the Company and ICG during the financing process, then the Cash Fee paid to ICG for those added parties will be reduced to four percent (4.0%).

In the event that the Company receives during the Term at least one bona fide proposal, offer or similar indication of interest with respect to a Financing from an actual or potential Investor, but the Company does not close the proposed Financing during the Term and instead closes a substantially similar internal Financing among the Company’s former and/or current shareholders, members, management and/or their affiliates (other than Investors) during the Term or during the Tail Period (as defined below), then the Company shall pay a cash fee of Seventy-Five Thousand Dollars USD ($75,000) to ICG.

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2.3 Equity Advisory Fee. At the Payment Date (as defined below), ICG shall receive an amount of common stock, par value $0.001, of the Company equal to $50,000 at a deemed value of $0.25 per share, or for a total of 200,000 shares of common stock. Such shares shall have piggyback registration rights on any registration statement filed by the Company after the Business Combination.

2.4 Payment of Fees. Pursuant to ICG undertaking its role to provide the Services knowing that the Company, as of the Effective Date of this Agreement, is a “blank check” company and, therefore, has limited financial resources and no operations until such time that the Company is able to consummate an acquisition or merger, all Fees pursuant to this Agreement shall be paid upon the consummation of a Business Combination (the “Payment Date”) and shall be calculated in the manner provided this Section 2, irrespective of any Services rendered or not rendered by ICG, with respect to any Transaction completed during (the “Tail Period”) (i) the Term or (ii) the twenty-four (24) month period following later of (x) the effective termination date of this Agreement and (y) final closing of the Business Combination (collectively, the “Tail Fee”). The obligation to pay a Fee on the Payment Date in connection the Business Combination does not preclude the obligation to pay a Fee in connection with a subsequent Transaction and shall be paid directly from the proceeds of such Transaction. Any cash Fee payable hereunder shall be paid via wire transfer or other immediately available funds at the time of the closing of such Transaction to which such Fee relates.

2.5 No Obligation to Accept Transaction. Nothing contained in this Agreement will require the Company to accept the terms of any Transaction, as the Company has the right in its sole and absolute discretion to reject any transaction.

2.6 Reimbursement of Expenses. In addition to any fees payable to ICG pursuant to this Agreement, the Company hereby agrees to reimburse ICG for all reasonable travel and other out-of-pocket expenses incurred in connection with ICG’s engagement hereunder, including the reasonable fees and expenses of ICG’s counsel and due diligence analysis. Such reimbursement shall be limited to five thousand dollars ($5,000), less any Advance, without prior written approval by the Company and shall be paid at the earlier of (x) the closing of the Business Combination from any Financing from the aggregate gross proceeds of such Financing or (y) termination of this Agreement (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

2.7 Binding on Shareholders. The shareholders and/or members (or equivalent) of the Company shall be bound by the provisions of this Section 2 to the extent that a Transaction involves the sale or other transfer of securities by or for the account of the shareholders and/or members (or equivalent) and the proceeds from such sale shall be subject to the obligations of the Company to pay fees to ICG as provided in this Agreement.

2.8 Right of First Refusal. Upon a successful closing of any Financing during the Term, ICG shall receive the right of first refusal to provide placement agent and investment banking services to the Company on any additional financings for a period of eighteen (18) months commencing on the later of (x) the effective termination date of this Agreement and (y) final closing of the last Financing.

2.9 Other Transactions. If any Financing, separately or in aggregate, of any amount is completed during the Term, and if within the 24-month period following the termination of this Agreement, the Company (i) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, and the Company decides to retain a financial advisor for such transaction, ICG (or any affiliate designated by ICG) shall have the right to act as the Company’s exclusive financial advisor for any such transaction; or (ii) decides to finance or refinance any indebtedness using a manager, agent, representative or financing advisor, ICG (or any affiliate designated by ICG) shall have the right to act as the sole financial advisor, investment banker, sole book-runner and/or sole placement agent, at ICG’s sole discretion, with respect to such financing or refinancing; or (iii) decides to raise funds by means of a public offering or a private placement of equity or debt securities using an underwriter or placement agent, ICG (or any affiliate designated by ICG) shall have the right to act as exclusive financial advisor, sole investment banker, sole book-runner and/or sole placement agent, at ICG’s sole discretion, for such financing. If ICG or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for fees customary to ICG for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction. ICG shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in any such offering and the economic terms of any such participation.

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3. Term of Agreement. The term of this Agreement will begin on the Effective Date and continue until the earlier of: (i) completion of the Business Combination and (ii) the twelve (12) month anniversary of the Effective Date (the “Term”).

3.1 Termination. This Agreement may be terminated by either party at any time for any reason or no reason by providing at least a thirty (30) days prior written notice to the other party (each, a “Termination”), but in no case shall the Company terminate this Agreement within the first six (6) months after the Effective Date. In the event of Termination by the Company, ICG shall be entitled to receive all compensation on the terms set forth herein.

3.2 Survival. The following provisions shall remain in full force and effect in case of any termination of this Agreement: Sections 2, 3.2, 4, 6 through 16 (inclusive) and 18 and the terms and provisions of Schedule I attached hereto.

4. Confidentiality. ICG will not disclose any non‑public information regarding the Company or any proposed Financing provided to it in connection with its engagement hereunder to any third party, other than its employees, independent contractors, and legal counsel, without the prior written consent of the Company; provided, however, that ICG may disclose upon consummation of the Financing its participation through promotional activities and the placement of “tombstone” advertisements in financial and other newspapers and journals. Notwithstanding the foregoing, ICG shall not be required to keep any information ding the Company or any proposed Financing confidential which ICG can prove: (i) was in the public domain at the time it was disclosed by the Company or has entered the public domain through no fault of ICG; (ii) was known to ICG, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure; (iii) is disclosed with the prior written approval of ICG; (iv) becomes known to ICG, without restriction, from a source other than the Company, its affiliates or any of their respective directors, officers, employees, members, shareholders, controlling persons, consultants, contractors, affiliates, attorneys, agents, representatives, successors and assigns (collectively, “Representatives”) without breach of this Agreement by ICG and otherwise not in violation of the disclosing party’s rights; (v) is independently developed by ICG or its Representatives without reference to, reliance on, or use of such confidential information or in violation of ICG’s obligations under this Agreement; or (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that ICG shall provide prior prompt notice of such court order or requirement to the Company to enable the Company to seek a protective order or otherwise prevent or restrict such disclosure. Notwithstanding the foregoing, ICG will be permitted to disclose, with such written notice as is reasonable under the circumstances (which notice will be prior to disclosure if reasonable under the circumstances), any confidential information or any portion thereof as required by federal or state securities laws or upon the request of any government, regulatory or self-regulatory body having or claiming authority to regulate or oversee any aspect of ICG’s business or that of its affiliates, but ICG agrees, where applicable, to advise them of the confidential nature of such information and request confidential treatment of such information.

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5. Certain Covenants, Representations and Warranties of the Company.

5.1 The Company will provide the necessary assistance and information required throughout the Transaction and the Term, will provide ICG with reasonable access to the Company's officers, directors, employees, counsel, accountants, auditors and consultants, and will provide all assistance reasonably necessary to ICG’s performance under this Agreement. In connection with ICG’s services hereunder, the Company will furnish to ICG and its Representatives such information and data relating to the Company as ICG may reasonably request. The Company recognizes and confirms that ICG, in the performance of its services hereunder: (x) may rely upon such information and data received from the Company and/or its Representatives without independent verification by ICG; and (y) does not assume responsibility for the accuracy or completeness of such information received from the Company and/or its Representatives or from potential investors, whether or not ICG makes any independent verification thereof. The Company represents and warrants to ICG that, unless otherwise clearly noted thereon, all information made available to ICG and/or its Representatives pursuant hereto will, to the best of the Company's knowledge, be complete and correct in all material respects and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company further represents and warrants to ICG that any and all projections (financial or otherwise) provided to ICG pursuant hereto will have been prepared in good faith and will be based upon assumptions that are, in the Company's business judgment, reasonable.

5.2 The Company acknowledges and agrees that ICG, in rendering its Services hereunder: (i) will be using and relying on the information provided by the Company (as well as information available from public sources and other sources deemed reliable by ICG) without independent investigation or verification thereof or independent appraisal or evaluation of the Company, or its respective subsidiaries or affiliates, or any of their respective businesses or assets; (ii) is authorized to transmit to any potential Investor the Materials and forms of subscription agreements and any other legal documentation supplied to ICG and/or its Representatives for transmission to any potential Investor by or on behalf of the Company in connection with a Transaction; and (iii) does not and will not assume responsibility for the accuracy or completeness of the Materials or any other information regarding the Company. ICG reserves the right to investigate and independently verify the Company’s representations and claims. If requested by Company in writing (email shall suffice), the Company shall not deliver originals, copies or facsimiles of any Materials to any third party without the knowledge and prior consent (email shall suffice) of ICG.

5.3 The Company will be solely responsible for the contents of the Materials (as amended and supplemented and including any information incorporated therein by reference).

5.4 If at any time prior to the completion of the Transaction an event occurs or circumstance exists and the Materials (as then amended and supplemented) includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify ICG of such event and ICG will suspend solicitations of potential Investors until such time as the Company shall prepare (and the Company agrees that, if it shall have notified ICG to suspend solicitations after the Company has accepted orders from prospective purchasers, it will promptly prepare) a supplement or amendment to the Materials which corrects such statement(s) or omission(s).

5.5 The Company acknowledges and agrees that (i) any advice rendered or material provided by ICG during the Term was and is intended solely for the benefit and confidential use of the Company and will not be reproduced, summarized, described or referred to or given to any other person or entity for any purpose without ICG’s prior written consent; (ii) ICG will act as an independent contractor and is being retained solely to assist the Company in its efforts to effect a Transaction; (iii) ICG is not and will not be construed as a fiduciary of the Company and will have no duties or liabilities to the equity holders or creditors of the Company or to any other person or entity by virtue of this Agreement, and the retention of ICG hereunder, all of which duties and liabilities are hereby expressly waived; (iv) ICG does not provide legal, accounting and/or tax advice and the Company agrees to retain its own counsel concerning any necessary legal, accounting and tax matters; and (v) nothing contained herein shall be construed to obligate ICG to purchase, as principal, any securities that may be offered in a Transaction.

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5.6 The Company represents and warrants to ICG that there are no brokers, representatives or other persons which have an interest in compensation due to ICG from any transaction contemplated herein.

5.7 The Company represents and warrants that it has the right to enter into this Agreement and that it is not bound by any prior agreements(s) which may conflict or are violated by this Agreement in whole or in part.

5.8 The Company shall be responsible for any and all compliance with the securities laws applicable to it, including, without limitation, Regulation D and the Securities Act, and Rule 506 promulgated thereunder, and unless otherwise agreed in writing, all state securities (“blue sky”) laws. ICG agrees to cooperate with counsel to the Company in that regard.

6. Exclusivity. The Company agrees that neither the Company, its securityholders or affiliates, nor their respective Representatives will initiate any discussions regarding a Transaction during the Term, except through ICG. In the event that the Company, its securityholders or affiliates, or their respective Representatives receive any inquiry regarding a Transaction, the Company will promptly inform ICG of such inquiry so that it can assist the Company in its evaluation of such interest in any Transaction, and to the extent that any such Transaction is consummated with any party not introduced by ICG as provided above, the parties shall in good faith and reasonably negotiate a reasonable fee payable to ICG in connection with the consummation of such Transaction. The Company and ICG agree that the exclusivity period shall be from the Effective Date and until (including) the three (3) month anniversary date of the date of signature of this Agreement by both parties. The Term may be extended for an additional ninety (90) day extension at the option of the Company with thirty (30) days written notice thereof. However, with respect to any other financial advisor and/or investment banker that the Company may or may not engage after the initial three (3) month term, the terms of Sections 2 and Section 3 will be in force during the Term and the Tail Period.

7. Conflicts. The Company acknowledges that ICG and its affiliates have and will continue to have investment banking and other relationships with parties other than the Company pursuant to which ICG may acquire information of interest to the Company. ICG shall have no obligation to disclose such information to the Company, or to use such information in connection with any contemplated Transaction.

8. Public Announcements. Subject to the Company's approval of such announcement or advertisement, which shall not be unreasonably withheld, conditioned or delayed, ICG shall have the right to place announcements and advertisements in financial and other newspapers, journals and mailings, at its own expense, describing its services in connection with any Transaction.

9. Indemnification; Exculpation. Recognizing that ICG, in providing the services contemplated hereby, will be acting as representative of and relying on information provided by the Company, the Company agrees to the terms and provisions of Schedule I attached hereto. It is specifically understood and agreed that the indemnification provisions of Schedule I shall be binding on the successors and assigns of the parties hereto and of the Indemnified parties, specifically including the continuing corporation after any Transaction and any successor thereto whether by subsequent merger, consolidation or transfer of all or a substantial part of the assets or business of the Company or such continuing corporation.

10. Arbitration. To ensure the rapid and economical resolution of disputes that may arise both Parties agree that any and all disputes, claims, or causes of action, in law or equity, including but not limited to statutory claims, arising in connection with or relating to the enforcement, breach, performance, or interpretation of this Agreement, shall be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (Austin, TX office) or its successor, under its then applicable rules and procedures, in front of one arbitrator. Both Parties acknowledge that by agreeing to this arbitration procedure, each Party waives the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. In addition, all claims, disputes, or causes of action under this Section 10, whether by ICG or the Company, must be brought in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The arbitrator may not consolidate the claims of more than one person or entity and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences regarding class claims or proceedings are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class shall proceed in a court of law rather than by arbitration. Both parties will have the right to be represented by legal counsel at any arbitration proceeding. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that ICG or the Company would be entitled to seek in a court of law. Nothing in this Agreement is intended to prevent either party from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any controversy or claim arising out of or relating to this Agreement (including the determination of the arbitrability of any controversy or claim), the alleged breach hereof, the services rendered by ICG, or the relationship of the parties, shall be conclusively settled by binding and non-appealable arbitration in Austin, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered (which shall include an award of interest at 10% per annum and recovery of costs and reasonable attorney's fees by the prevailing party) may be entered in any court having jurisdiction hereof.

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11. Assignment. This Agreement shall not be assignable by any party except upon the written consent of the other party. ICON Capital Group “ICG” is a registered broker-dealer and member of FINRA. All services described herein that are required by law to be conducted through a registered securities broker-dealer shall be conducted by representatives of ICG in their capacities. All fees described herein that are required by law to be paid to a registered securities broker-dealer, including any Success Fees, shall be paid to IGC.

12. Securities Act of 1933. The Company and ICG each represent to the other that it has not taken, and the Company and ICG each agree with the other that it will not take, any action, directly or indirectly, so as to cause any Financings to fail to be entitled to rely upon the exemption from registration afforded by Section 4(2) of the Securities Act“”, unless registered under the Securities Act. In effecting the Financing, the Company and ICG each agree to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable state laws and requirement. The Company agrees that any representations and warranties made by it to any investors in the Financing shall be deemed also to be made to ICG for its benefit.

13. USA Patriot Act. The USA PATRIOT Act, which imposes certain anti-money laundering requirements on brokerage firms and financial institutions, requires the Company to provide us with the Company’s tax identification number and may also require the Company to provide to ICG with certain other identification documents or other information in order for ICG to be permitted to effect transactions for the Company (including the transaction(s) contemplated by this engagement letter).

14. Scope of Engagement. The Company agrees that all written or oral advice provided by ICG pursuant to this Agreement is being provided solely for the benefit of the Company in connection with and for the purposes of its evaluation of the transactions discussed herein, and are not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Nothing herein should be construed as an engagement of ICG by the Company to effect, as underwriter, a public offering of any class or type of the Company's securities. ICG's engagement to serve as an underwriter, on a firm commitment or other basis, will be pursuant to a separate underwriting agreement. However, the services contemplated herein may include advice on a public distribution or assistance in forming a syndicate or selling group of qualified broker-dealers (and related matters) for such public distribution, which syndicate or selling group may include ICG.

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15. Limitation on Liability. The Company further agrees that neither ICG nor any of its controlling persons or affiliates or any of their respective Representatives shall have any liability to the Company, its affiliates or any of their respective Representatives, or any person asserting claims on behalf of the Company or any of such persons (whether direct or indirect, in contract, tort or otherwise) for any losses, claims, counterclaims, causes of action, proceedings, suits, damages, liabilities, obligations, costs, fees or expenses arising out of or relating to this Agreement or the services to be rendered hereunder (collectively, “Claims” and each a “Claim”), unless it is finally determined by a court of competent jurisdiction after exhaustion of all appeals that such Claim resulted solely from the bad faith or willful misconduct of ICG. In no case will the liability of ICG, its affiliates or any of their respective Representatives hereunder collectively exceed the amount of cash fees actually received by ICG under this Agreement, except in the case of willful misconduct or fraud by ICG.

16. Choice of Law; Consent to Jurisdiction. This Agreement is governed by and shall be interpreted under the laws of the State of Texas, without regard to any conflicts of law provisions. To the full extent lawful, each of ICG and the Company irrevocably and unconditionally consents to personal jurisdiction, service and venue in connection with any Claim hereunder, in the courts of the State of Texas. Each of ICG and the Company expressly waive any right to trial by jury with respect to any Claim hereunder.

17. Miscellaneous. This Agreement (together with all schedule and exhibits attached hereto) constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements all of which are merged herein. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or the remainder of the Agreement, which shall remain in full force and effect. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

References to ICG and the Company in this Agreement include by an instrument their respective successors and permitted assigns. This Agreement may not be modified or amended except in writing, signed by each of the parties hereto.

Signature page follows

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the parties, please sign and return to us one copy of this engagement, whereupon this Agreement shall constitute a binding agreement between the parties as of the date indicated above.

Yours truly:

ICON CAPITAL GROUP, INC.

By:	/s/ John Calicchio
Name:	John Calicchio
Title:	President and CEO

Accepted and agreed to as of

the date first written above:

REDHAWK ACQUISITION I CORP.

By:	/s/ Neil Reithinger
Name:	Neil Reithinger
Title:	President

Federal Tax ID# 93-4886571

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Schedule I

This Schedule I is a part of and is incorporated into that certain Engagement Agreement (together, the “Agreement”) attached hereto, by and between the Company and Icon Capital Group, LLC (“ICG”), Member FINRA and SIPC) This Schedule I will confirm that the Company agrees to indemnify, defend and hold harmless ICG and its affiliates, and their respective directors, officers, employees, members, shareholders, controlling persons, consultants, contractors, affiliates, attorneys, agents, representatives, successors and assigns (ICG and each such person and entity being referred to herein individually as an “Indemnified Person” and collectively as the “Indemnified Persons”), to the full extent lawful, from and against any losses, claims, suits, proceedings (including, without limitation, shareholder actions), counterclaims, causes of action, damages, liabilities, obligations, costs, fees and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) (collectively a “Claim”), as incurred by any such Indemnified Person, related to or arising out of the Agreement or ICG's role in connection therewith (including, without limitation, shareholder actions and actions arising from or in connection with the use of information contained in any Materials or omissions from such Materials)), and any Claim incurred by any such Indemnified Person arising out of or in connection with investigating, preparing or defending any such Claim, whether or not in connection with pending or threatened Claim in which any Indemnified Person is a party.

The Company shall further indemnify, defend and hold harmless the Indemnified Persons for any actions taken, the results of such actions taken, or any other general harm that may be caused to the Company, or other person or entities, by ICG enforcing any or all of its rights as granted under this Agreement, including, but not limited to, ICG’s rights to the Fee at or subsequent to any closing of a Financing, as required in the Agreement. The Company further agrees that it will not, without the prior written consent of ICG, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

The Company will not, however, be responsible for any Claims which result from any compromise or settlement not approved by the Company or which are determined by a final judgment of a court of competent jurisdiction to have resulted primarily from the fraud or willful misconduct of any Indemnified Person. The Company also agrees that no Indemnified Person shall have any liability to the Company for or in connection with this engagement, except for any such liability for Claims incurred by the Company, which are determined by a final judgment of a court of competent jurisdiction to have resulted primarily from the fraud or willful misconduct of such Indemnified Person. The foregoing agreement shall be in addition to any rights that any Indemnified Person may have at common law or otherwise, including without limitation any right to contribution.

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The Company's agreement to indemnify ICG and the other Indemnified Persons hereunder shall not be disclosed publicly or made available to third parties by either party hereto without the other party's prior written consent; provided, however, that the foregoing shall not apply to any information that the Company is required to disclose by judicial or administrative process in connection with any Claim. If any Claim is brought against any Indemnified Person in respect of which indemnity may be sought against the Company pursuant hereto, or if any Indemnified Person receives notice from any potential litigant or a Claim which such person reasonably believes will result in the commencement of any such Claim, such Indemnified Person shall promptly notify the Company in writing of the commencement of such Claim, or of the existence of any such Claim, but the failure so to notify the Company of any such action or proceeding shall not relieve the Company from any other obligation or liability which it may have to any Indemnified Person otherwise than hereunder or under the Agreement or with respect to any other Claim unless the Company is significantly prejudiced by such failure or delay with respect to such Claim. In case any such Claim shall be brought against any Indemnified Person, the Company shall be entitled to participate in such action or proceeding with counsel of the Company's choice, or compromise or settle such action or proceeding, at its expense (in which case the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by such Indemnified Person); provided, however, that such counsel shall be satisfactory to the Indemnified Person in the exercise of its reasonable judgment. Notwithstanding the Company's election to assume the defense of such action or proceeding, such Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and the Company shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such fees, costs and expenses at least quarterly), if (a) the use of counsel chosen by the Company to represent such Indemnified Person would, in the reasonable judgment of the Indemnified Person, present such counsel with a conflict of interest; (b) the defendants in, or targets of, any such action or proceeding include both an Indemnified Person and the Company, and such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Persons which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action or proceeding on behalf of the Indemnified Person); (c) the Company shall not have employed counsel satisfactory to such Indemnified Person in the exercise of the Indemnified Person's reasonable judgment to represent such Indemnified Person within a reasonable time after notice of the institution of such action or proceeding; or (d) the Company has expressly authorized such Indemnified Person to employ separate counsel at the Company's expense.

The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not ICG is the Indemnified Person), the Company and ICG shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and ICG on the other, in connection with ICG’s engagement referred to above, subject to the limitation that in no event shall the amount of ICG’s contribution to such Company exceed the amount of fees actually received by ICG from the Company pursuant to ICG’s engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and ICG on the other, with respect to ICG’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company or its stockholders as the case may be, pursuant to the Debt Financing (whether or not consummated) for which ICG is engaged to render services bears to (b) the fee paid or proposed to be paid to ICG in connection with such engagement.

These indemnification provisions shall (i) remain operative and in full force and effect regardless of any termination or completion of the Agreement or engagement of ICG; (ii) inure to the benefit of any successors, assigns, heirs or personal representative of any Indemnified Person; and (iii) be in addition to any other rights that any Indemnified Person may have.

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Schedule II

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